                                                                     Exhibit 3.2

                                     BY-LAWS

                                       OF

                                 DEOTEXIS, INC.

                          (LAST AMENDED MARCH 23, 1999)

                       (F/K/A ZERON ACQUISITIONS II, INC.)

--------------------------------------------------------------------------------

                              ARTICLE I -- OFFICES

The office of the Corporation shall be located in any City and State designated by the Board of Directors. The Corporation may also maintain other offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.

                           ARTICLE II -- STOCKHOLDERS

1. ANNUAL MEETING.

         The annual meeting of the stockholders shall be held if called by the Board of Directors within five months after the close of the fiscal year of the Corporation, for the purpose of electing Directors, and transacting such other business as may properly come before the meeting.

2. SPECIAL MEETINGS.

         Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Directors, and shall be called by the President at the request of the holders of not less than 10 per cent of all the outstanding shares of the Corporation entitled to vote at the meeting.

3. PLACE OF MEETING.

         The Directors may designate any place, either within or without the State unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the Directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the state unless otherwise prescribed by statute, as the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

4. NOTICE OF MEETING.

         Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

         For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 30 days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least 15 days immediately preceding such meeting. In lieu of closing the stock transfer books, the Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 45 days and, in case of a meeting of stockholders, not less than 15 days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

6. QUORUM.

         At any meeting of stockholders 50% of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

7. PROXIES.

         At all meetings of stockholders, a stockholder may vote by proxy executed in the writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.

8. VOTING.

         Each stockholder entitled to vote in accordance with the terms and provisions of the Articles of Incorporation and these bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholders. Upon the demand of any stockholder, the vote for Directors and upon any question before the meeting shall be by ballot. All elections for Directors shall be decided by majority vote; all other questions shall be decided by majority vote except as otherwise provided by the Articles of Incorporation or the laws of this State.

              ARTICLE III -- BOARD OF DIRECTORS

1. GENERAL POWERS.

         The business and affairs of the Corporation shall be managed by its Board of Directors. The Directors shall in all cases act as a Board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, as they may deem proper, not inconsistent with these bylaws and the laws of this State.

2. NUMBER, TENURE AND QUALIFICATIONS.

         The number of Directors shall not be less than one (1) nor more than seven (7). All actions taken by the Corporation requiring approval of the Board of Directors, when the Board of Directors consists of only one Director, shall be valid. The Directors shall be elected at the annual meeting of the stockholders and each Director shall be elected to serve until his successor shall be elected and shall qualify. When the Board of Directors consists of only one Director, such Director may accept his own resignation and appoint his successor. A Director need not be a stockholder.

3. REGULAR MEETINGS.

         A regular meeting of the Directors, shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of stockholders. The Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

4. SPECIAL MEETINGS.

         Special meetings of the Directors may be called by or at the request of the President or any two Directors. The person or persons authorized to call special meetings of the Directors may fix the place for holding any special meeting of the Directors called by them.

5. NOTICE.

         Notice of any special meeting shall be given at least 3 days previously thereto by written notice delivered personally, by telegram, telecopier or mailed to each Director at his business or home address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed delivered when the telegram is delivered to the telegraph company. If notice be given by telecopier, such notice shall be deemed delivered upon completion of the telecopier transmission. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

6. QUORUM.

         At any meeting of the Directors a majority of the Directors shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. In the event the Corporation has only two Directors, then one Director will constitute a quorum.

7. MANNER OF ACTING.

         The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Directors.

8. NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

         Newly created directorships resulting from an increase in the number of Directors authorized by the Board of Directors or shareholders and vacancies occurring in the Board for any reason except the removal of Directors without cause may be filled by a vote of a majority of the Directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of Directors without cause shall be filled by vote of the stockholders. A Director elected to fill a vacancy caused by resignation, increase in the number of Directors, death or removal shall be elected to hold office for the unexpired term of his predecessor.

9. REMOVAL OF DIRECTORS.

         Any or all of the Directors may be removed for cause by vote of the stockholders or by action of the Board. Directors may be removed without cause only by vote of the stockholders.

10. RESIGNATION.

         A Director may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board of such officer, and the acceptance of the resignation shall not be necessary to make it effective. With the consent of a majority of the other members of the Board of Directors, or without such consent if there are no other Directors, any Director tendering his resignation to the Board of Directors may accept such resignation and appoint a successor to complete the term of the resigning Director.

11. COMPENSATION.

         No compensation shall be paid to Directors, as such, for their services, but by resolution of the Board a fixed sum and expenses for actual attendance at each regular or special meeting of the Board may be authorized. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

12. PRESUMPTION OF ASSENT.

         A Director of the Corporation who is present at a meeting of the Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

13. EXECUTIVE AND OTHER COMMITTEES.

         The Board, by resolution, may designate from among its members an executive committee and other committees, each consisting of three or more Directors. Each such committee shall serve at the pleasure of the Board.

                             ARTICLE IV -- OFFICERS

1. NUMBERS.

         The officers of the Corporation shall be a President, a Vice-President, a Secretary and a Treasurer, each of whom shall be elected by the Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Directors. Any two or more offices may be held by the same person.

2. ELECTION AND TERM OF OFFICE.

         The officers of the Corporation to be elected by the Directors shall be elected at a meeting of the Directors held when determined by the Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

3. REMOVAL.

         Any officer or agent elected or appointed by the Directors may be removed by the Directors whenever in their judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4. VACANCIES.

         A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Directors for the unexpired portion of the term.

5. SALARIES.

         The salaries of the officers shall be fixed from time to time by the Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

               ARTICLE V - CONTRACTS, LOANS, CHECKS AND DEPOSITS

1. CONTRACTS.

         The Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

2. LOANS.

         No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Directors. Such authority may be general or confined to specific instances.

3. CHECKS, DRAFTS, ETC.

         All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Directors.

4. DEPOSITS.

         All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Directors may select.

            ARTICLE VI - CERTIFICATES FOR SHARES AND THEIR TRANSFER

1. CERTIFICATES FOR SHARES.

         Certificates representing shares of the Corporation shall be in such form as shall be determined by the Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the stockholders, the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the Corporation as the Directors may prescribe.

2. TRANSFERS OF SHARES

    (a) Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office.

    (b) The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this state.

                            ARTICLE VII - FISCAL YEAR

         The fiscal year of the Corporation shall end on the 31st day of December in each year.

                            ARTICLE VIII - DIVIDENDS

         The Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                               ARTICLE IX - SEAL

         The Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the words, "Corporate Seal."

                          ARTICLE X - WAIVER OF NOTICE

         Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or Director of the Corporation under the provisions of these bylaws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                            ARTICLE XI - AMENDMENTS

         These bylaws may be altered, amended or repealed and new bylaws may be adopted by a vote of the stockholders representing a majority of all the shares issued and outstanding, at any annual stockholders' meeting or at any special stockholders' meeting when the proposed amendment has been set out in the notice of such meeting, or by a unanimous vote of the Board of Directors provided that the amendment is not inconsistent with the powers provided the Board of Directors by the Articles of Incorporation.

                      ARTICLE XII - ANTI-TAKEOVER STATUTES

         Pursuant to the authority granted in Section 78.378 of the Nevada Revised Statutes, the so-called "anti-takeover" statutes found in NRS Sections 78.378(2) through 78.3793 inclusive shall not be applicable to the Corporation.

                         ARTICLE XIII - INDEMNIFICATION

         1. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS.

         The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (the "Indemnitee"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the Nevada General Corporation Law, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled apart from the provisions of this
Article XIII. The foregoing provisions of this Section shall be deemed to be a contract between the Corporation and each Indemnitee who serves in any such capacity at any time while this Article XIII and the relevant provisions of the Nevada General Corporation Law and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. The indemnification and advancement of expenses provided by or granted pursuant to this Article XIII shall, unless otherwise provided when authorized or ratified, continue as to an Indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         2. ADVANCEMENT OF EXPENSES.

         Expenses incurred by an officer, director, employee, or agent in defending a civil or criminal action, suit or proceeding will be paid by the Corporation as they are incurred and in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation as authorized in this Article.

         3. INSURANCE.

         The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article XIII or under
Section 78.7502 of the Nevada General Corporation Law or any other applicable provision of law.

         4. DEFINITIONS.

         For purposes of this Article XIII:

                  a. References to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  b. References to "other enterprises" shall include employee benefit plans.

                  c. References to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan.

                  d. References to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries.